UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): February 3, 2009

Emerson Electric Co.

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(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On February 3, 2009, David C. Farrell retired from the Board of Directors of Emerson Electric Co. (the “Company”), effective as of the election of Directors at the Company’s Annual Meeting of Stockholders on February 3, 2009. Mr. Farrell did not stand for re-election at the Company’s Annual Meeting in accordance with the requirement in the Company's Bylaws that an individual may not stand for election or re-election as a Director after the age of 72.

(d)       On February 3, 2009, the Board of Directors of the Company elected Dr. Clemens Boersig, Chairman of the Supervisory Board of Deutsche Bank AG, as a Director of the Company. He will stand for election at the Company’s 2010 Annual Meeting of Stockholders. Dr. Boersig was also appointed to serve as a member of the Compensation Committee and the Finance Committee.

Dr. Boersig will be compensated on the same basis as all other non-management Directors of the Company, as described under “Director Compensation” in the Company’s Proxy Statement for its 2009 Annual Meeting of Stockholders. This includes an award of 3,450 shares of restricted stock, representing the $115,000 restricted stock portion of the annual retainer payable to all non-management Directors.

A copy of the February 9, 2009 press release announcing Dr. Boersig’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description of Exhibits

99.1	Press release dated February 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: February 9, 2009	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press release dated February 9, 2009